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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-30328, No. 33-41769 and No. 33-67786) of
Imperial Holly Corporation of our report dated November 18, 1996 relating to the financial statements of Savannah Foods & Industries, Inc. which appears in the Current Report on Form 8-K/A of Imperial Holly Corporation dated December 8, 1997.


Price Waterhouse LLP

Atlanta, Georgia
December 5, 1997